                                                                   EXHIBIT 10.14


                        CONSENT BY LANDLORD TO ASSIGNMENT



    The undersigned, as Landlord under that certain Lease dated April 17, 1990, with Kaman Music Corporation, Coast Wholesale Music Division ("Assignor") for certain premises at 8648 Thornton Avenue in Newark, CA, (the "Lease"), hereby consents to the entering into of the foregoing Assignment, dated June 27, 1997 ("Assignment"), between Assignor and Raster Graphics, Inc., a Delaware Corporation ("Assignee") upon the express understandings and conditions that:

        a. Landlord neither approves nor disapproves the terms, conditions and agreements contained in the Assignment and assumes no liability or obligation of any kind whatsoever on account of anything contained in the Assignment;

        b. By executing this consent, Landlord shall not be deemed to have waived any rights under the Lease nor shall Landlord be deemed to have waived the tenant's obligations to obtain any required consents under the Lease (other than consent to the Assignment itself);

        c. Notwithstanding anything in the Assignment to the contrary, Assignor shall be and continue to remain liable for the payment of rent and the full and prompt performance of all of the obligations of the tenant under and as set forth in the Lease;

        d. Nothing contained in the Assignment shall be taken or construed to in any way modify, alter, waive or affect any of the terms, covenants or conditions contained in the Lease; and

        e. There shall be no further subletting or assignment of all or any portion of the premises demised under the Lease except in accordance with the terms and conditions of the Lease.


                                        LANDLORD

                                        SCI Limited Partnership-I,a.
                                        Delaware Limited Partnership


                                        By:  [SIG]
                                             --------------------------------
                                        Name: Ned K. Anderson
                                        Title: SVP
                                               ------------------------------



Dated:  7/1/97
       ----------------

                                   ASSIGNMENT


        This Assignment is made on this 27 day of June, 1997, by and between Kaman Music Corporation, Coast Wholesale Music Division, a Connecticut corporation ("Assignor"), and Raster Graphics, Inc., a Delaware corporation, ("Assignee"). King & Lyons, a California partnership, and Assignor have entered into a written Lease Agreement dated as of April 17, 1990, (the "Lease"), a copy of which is attached hereto as Exhibit "A." Assignor desires to assign all its right, title, and interest in the Lease to Assignee on the terms and conditions set forth herein.

        Section 1. Assignment. Assignor hereby assigns and transfers to Assignee all of its right, title, and interest in the Lease effective as of July 1, 1997 ("Effective Date"), and Assignee accepts the assignment and assumes and agrees to perform as a direct obligation to Landlord, all of the provisions of the Lease accruing from the Effective Date. Assignee shall not be liable for any payments due or other obligations required to be performed under the Lease prior to the Effective Date.

        Section 2. Security Deposit and Prorations. The parties acknowledge that Landlord holds a security deposit in the amount of $10,979.00 ("Deposit"). Upon the execution of this Assignment, Assignee shall reimburse Assignor in cash for said amount. Assignor and Assignee acknowledge that certain expenses are paid on a shared basis under the terms of the Lease and that tenants share of such expenses is ten and seven one-hundredths percent (10.07%). Assignor and Assignee agree that such shared expenses shall be prorated as of the Effective Date, (i.e. if the shared expense is related to a one year period from January 1st - December 31st), such costs shall be shared equally by Assignor and Assignee.

        Section 3. Assignor's Representations. Assignor represents and warrants to Assignee that:

        A. Assignor is the lawful owner of all rights, title, and interest in the Lease and has the right to make this Assignment;

        B. The rights, title or interest in the Lease are free and clear of any pledge, security interest, lien, claim or other encumbrance or claim of any kind;

        C. The Lease and this Assignment are genuine, valid and enforceable, and Assignor is not in default under the terms of the Lease;

        D.      Landlord holds a Deposit under the terms of the Lease; and

        E. Assignor, for itself and its successors, does hereby agree to defend the rights, title, and interest hereby assigned to Assignee against claims and demands of all persons or companies whomever.

        Section 4. Notice. Any notice, request, instruction, or other document to be given hereunder or pursuant to the Lease shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified mail, postage prepaid, addressed to the intended recipient thereof at the address shown below. Any party may change its address for the purpose of this Assignment and Consent by giving the other parties written notice of such change in the manner set forth herein.

        Section 5. Necessary and Further Acts. Assignor agrees to perform such additional acts and execute such additional documents as are necessary to carry out this Assignment.

        Section 6. Governing Law. This Assignment shall be construed, performed, and enforced in accordance with the laws of the State of California applicable to transactions negotiated, agreed to, and performed entirely within the State of California. Assignor consents to the jurisdiction of all federal and state courts in California. Any action concerning this Agreement shall be brought and tried in the United States District Court for the Northern District of California in San Jose, California, or the Santa Clara County Superior or Municipal Court.

        The undersigned have executed this Agreement as of the date first written above. THIS ASSIGNMENT IS SUBJECT TO THE APPROVAL OF THE LANDLORD.


"Assignor"                                 "Assignee"

Kaman Music Corporation,                   Raster Graphics, Inc.,
Coast Wholesale Music Division             3025 Orchard Parkway
________________________                   San Jose, CA  95134
________________________


By: /s/ [SIG]                              By: /s/ [SIG]
    ----------------------------               ----------------------------
      Authorized Officer                         Authorized Officer
      Vice President/CFO                         Vice President/CFO

                          STANDARD INDUSTRIAL LEASE-NET
                                  Lease Summary

The following information affects the terms of the Basic Lease.

I.      LANDLORD: King & Lyons, a California Partnership
                  --------------------------------------------------------------

II.     TENANT:   Kaman Music Corporation, Coast Wholesale Music Division
                  --------------------------------------------------------------

III.    PREMISES: A 33,000 square foot portion of Building D at 8648 Thornton
                  --------------------------------------------------------------
        Avenue, Newark, CA (see Exhibit A).
--------------------------------------------------------------------------------

IV.     TERM:

        Lease Term: One Hundred Twenty (120) months.

        Lease Commencement [check one]:

        [X] Subject to completion of improvements. Landlord's current estimate of the substantial completion date is July 1, 1990.

        [ ]     Comencement Date: __________________________________, 19__.
                [Landlord initials:____] [Tenant initials:____]

        SEE EXHIBIT C

V.      CHARGES:

        Base Monthly Rent: See Addendum ($________).

        Security Deposit: Ten Thousand Nine Hundred Seventy-Nine Dollars
        (10,979)

        Percentage Share of Expenses: Ten and Seven One-Hundredths percent (10.07%)

        Estimated Monthly Expenses: One Thousand Four Hundred Eighty-Five Dollars ( 1,485)

        Rental Adjustment Period or Date(s):  N/A

VI. ATTACHMENTS: The following Exhibits are attached to and a part of this Lease, for the purposes stated in the Basic Lease:

        Addendum, Exhibits A, B and I and Exhibit C.

VII. EXECUTION: The undersigned Landlord and Tenant agree to the provisions of this Lease, including the attached Basic Lease and the Exhibits identified above.

VIII. ADDENDUM: The parties further agree to the modifications/changes to this Lease. (labeled Exhibit C)

            LANDLORD                                      TENANT
            --------                                      ------

                                             Kaman Music Corporation,
King & Lyons                                 Coast Wholesale Music Division
--------------------------------             --------------------------------

By: /s/ [SIG]                                By: /s/ [SIG]
--------------------------------             --------------------------------

Its:  Partner                                Its:  Vice President
--------------------------------             --------------------------------

Address: 46704 Fremont Boulevard             Address: 1215 W. Walnut Street
         -----------------------                      -----------------------
         Fremont, CA  94538                           Compton, CA 90224-5686
--------------------------------             --------------------------------

--------------------------------             --------------------------------

--------------------------------             --------------------------------

                           Dated As Of April 17, 1990

                                   BASIC LEASE

    1. Parties. This Lease entered into by and between the parties identified in the Lease Summary as Landlord and Tenant.

    2. Premises. Landlord leases to Tenant, and Tenant hires from Landlord, all or a portion of (the "Premises") of a building (the "Building"), as identified in the Lease Summary. The Premises encompass all space bounded by the inside surface of the exterior walls and roof, the outside surface of all windows and exterior doors, the centerline of any partition walls, and the upper surface of the floor slab. A floor or plot plan depicting the building containing the Premises may be attached hereto as an Exhibit, with the Premises outlined in some suitable manner, solely for the purpose of designating the location of the Premises.

    3. Term. This Lease shall begin on the commencement date and continue for the term stated in the Lease Summary, in accordance with the following:

       3.1 Commencement. The commencement date shall be the Commencement Date stated in the Lease Summary or, if no Commencement Date is stated, the earlier of (i) the date of substantial completion of the improvements to be constructed by Landlord on the Premises, according to any description of Landlord work set forth on an Exhibit or Addendum to this Lease, or (ii) the date on which Tenant first uses a portion of the Premises in its business. "Substantial completion" shall have occurred on the first date on which (1) the governmental authority having jurisdiction has authorized occupancy of the Premises, (ii) electric power is available at the Premises, and (iii) the architect, engineer, or other person supervising construction of the improvements certifies that they are substantially complete and ready for occupancy, subject only to "punch-list" defects that do not materially diminish the usefulness of the Premises. Landlord shall advise Tenant, from time to time and in good faith, of the estimated completion date. Upon ascertaining the commencement date, the parties shall insert that date in the Lease Summary, as the "Commencement Date" and initial the insertion. If the commencement date is other than the first day of a calendar month, then the lease term shall extend for the number of months stated in the Lease Summary, beginning with the first day of the month following the commencement date.

       3.2 Postponement. If, for any reason, Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date stated in the Lease Summary, the commencement of the lease term will be postponed, without liability to either party or affecting the validity of this Lease, and the term shall begin on such date as Landlord is able to deliver possession. However, if Landlord is unable to deliver possession within three months after any such stated Commencement Date, or within one year after execution of this Lease if no Commencement Date is stated in the Lease Summary, then this Lease shall thereupon terminate without liability to either party. SEE EXHIBIT C.

    4. Rental. As rental for the Premises, Tenant shall pay to Landlord, when due and in lawful money of the United States, all sums required to be paid by Tenant under this Lease, without deduction or offset, and shall promptly discharge all other monetary obligations of the Tenant hereunder. Any payment not received by Landlord when due shall thereafter bear interest, at the rate stated in paragraph 17.1, until received, provided that Landlord will waive interest on any monthly rental payment received not later than the fifth day of that month (or the first business day following the fifth if the fifth falls on a weekend or holiday). All such sums shall be paid to Landlord at Menlo Park, California, or such other place in California as Landlord may designate.

        4.1. Base Monthly Rent. The base monthly rent shall be the amount stated in the Lease Summary, payable in monthly installments in advance, on the first day of each calendar month during the lease term. If the commencement date is a day other than the first day of a calendar month, then the rent for that partial month shall be a fraction of the base monthly rent, based on the number of days in that partial month, including the commencement date, in proportion to the total number of days in the month; such rent shall be payable on the first day of the following month. Rent for the first calendar month of the term is payable upon execution of this Lease.

    5. Security. As security for the performance of its obligations under this Lease, Tenant gives Landlord the security described in this paragraph.

        5.1 Deposit. Tenant shall deposit with Landlord, upon execution of this Lease, the sum stated in the Lease Summary as the security deposit, which Landlord shall retain as a debtor and not as a trustee. Tenant acknowledges that the use value of the security deposit has been considered in determining the appropriate monthly rent for the Premises, and Tenant shall be entitled to no credit or compensation, by way of Interest or otherwise, for Landlord's possession of the security deposit, which may be commingled with Landlord's own funds. If Tenant defaults in the performance of any of its obligations hereunder, Landlord may apply any portion of the deposit as necessary to cure the default or to compensate Landlord for its damages from the default, and Tenant shall, within ten days after

Landlord's demand therefor, deposit with Landlord the sum that is necessary to restore the deposit to the full original amount. Upon termination of this Lease, and after Tenant has vacated the Premises, the amount of such deposit remaining, after curing Tenant's defaults and compensating Landlord for damages caused by Tenant, shall be returned to Tenant at its last address known to Landlord.

    6. Use.

        6.1 Premises. The Premises shall be used only for general industrial, warehousing, and office purposes. Notwithstanding these permitted uses, Tenant will engage in no activity on the Premises that would, in the judgment of any insurer of the Premises, increase the premium on any of Landlord's insurance over the amount otherwise charged therefor or cause such insurance to be canceled. In its use of the Premises, Tenant will comply with all applicable laws, governmental regulations, and tract restrictions. Tenant will commit no nuisance or waste on the Premises and will not cause any unreasonable odors, noise, vibration, electronic emissions, or any other item to emanate from the Premises so as to damage Landlord's property or interfere with any other person.

        6.2 Exterior. No portion of the area outside of the Building is leased to Tenant. However, Tenant may utilize truck access and turning areas in a reasonable manner, and Tenant may utilize designated parking areas, in common with Landlord's other tenants, for daily parking of passenger vehicles. No rubbish containers or other materials may be stored outside of the Premises. Tenant may not erect or maintain any sign or other marking on, or visible from, the exterior of the Premises without Landlord's prior written consent; such consent will not be unreasonably withheld for any sign that conforms to sign standards described on an Exhibit to this Lease. Tenant shall have no right of access to the Building roof, and Tenant shall make no penetrations in the roof without Landlord's prior written consent. SEE EXHIBIT C.

        6.3. Waste Materials. Tenant shall not discharge commercial or industrial wastes into the sewer system serving the Premises. All such wastes shall be disposed of only in sanitary containers that are regularly collected by a properly licensed waste disposal firm. If Tenant causes any waste materials to contaminate the Premises or any other property, Tenant shall indemnify Landlord and hold it harmless from all claims, demand, liabilities, and expenses, including attorney's fees, arising out of such contamination.

    7. Maintenance and Repair.

        7.1 Original Condition. If the Premises are complete and vacant when this Lease is signed, Tenant acknowledges that the Premises are now in good condition and are not in need of repair. If this Lease is executed while the Premises are occupied by another tenant or before the Landlord has completed improvements on the Premises that are required by this Lease, then the Premises shall be deemed to be in good condition and not in need of repair as of the commencement date of the lease term, excepting only defects that could not be ascertained by reasonable inspection, unless, within thirty days thereafter, Tenant delivers to Landlord a written notice specifying the manner in which the Premises are not then in good condition and repair.

        7.2 Landlord's Obligations. Subject to the provisions of this Lease dealing with damage or destruction, Landlord shall maintain, at its expense, the structural soundness of the Building foundation, walls, floors, and roof. Subject to Tenant's obligation to pay a percentage share of the cost in accordance with paragraph 8, Landlord shall maintain the exterior of the Building and the landscaping, sidewalks, and parking areas (the "Common Area") serving the Building.

        7.3. Tenant's Obligations. Throughout the lease term, Tenant shall maintain the Premises, all improvements on the Premises, and all equipment and systems that service the Premises in good condition and repair. The items to be repaired by Tenant include, for example and not as a limitation: plumbing, heating, air conditioning, ventilating, and electrical equipment; walls, floor slab surface and coverings, ceilings, doors, and glass. Tenant will cause all heating, ventilating, air conditioning, and electrical equipment to be maintained in accordance with the manufacturers' recommendations and specifications, and Tenant will place such equipment under service contract as required for proper preventative maintenance. At the end of the lease term, Tenant shall surrender the Premises to Landlord broom clean, in the same condition as they existed at the commencement of this Lease, together with such changes as are permitted to remain pursuant to this Lease, excepting only such ordinary wear as could not have been avoided by routine maintenance. If Tenant fails to perform proper maintenance or repair, including preventative maintenance where appropriate, Landlord may, after reasonable notice to Tenant (or without notice for emergency repairs), cause the same to be performed, and the cost thereof will promptly be paid by Tenant upon receipt of a statement from Landlord setting forth the amount due. SEE EXHIBIT C.

    8. Costs. Tenant shall pay all utility and maintenance costs, property taxes, and insurance premiums associated with the Premises, as described below.

        8.1. Utility and Maintenance Costs. Tenant shall pay for all costs of utility services to the premises, including fire sprinkler monitoring; if utilities are not separately metered to the premises, Tenants shall pay for its percentage share. Tenant shall pay its percentage share of all costs incurred by Landlord for maintenance and repair of the building exterior and Common Area during the lease term, including but not limited to painting, parking lot surfacing, and roof maintenance (excluding, in the case of roof maintenance, expenditures for capital items.)

        8.2. Property Taxes. Tenant shall pay its percentage share of all taxes, general and special assessments, and other charges imposed by any taxing authority and levied against the property containing the Premises or against Landlord by virtue of its ownership thereof or collection of rental income therefrom (excepting only estate taxes, inheritance taxes, and income taxes that are payable on nonrental as well as rental income). "Taxing Authority" includes all entities having taxing or assessment authority by law or by virtue of any recorded instrument binding on the owner of the Premises.

        8.3. Insurance. Tenant shall pay its percentage share of all premiums for such insurance, if any, as may be carried by Landlord to insure: the Building, to its full insurable value, against all perils included in the classifications of fire, extended coverage, vandalism, malicious mischief, special extended perils, earthquake and all-risk sprinkler leakage; against loss of Building rents, property taxes, and insurance costs for a period of not more than six months; against personal injury and property damage liability to the extent such insurance is not provided by Tenant under this Lease; against such other hazards as are then normally insured against by owners of commercial buildings of the sort containing the Premises.

        8.4. Percentage Share. Tenant's percentage share of the costs described above shall be the percentage stated in the Lease Summary, or, if no percentage is there stated, shall be determined by the square footage of the Premises divided by the square footage of the Building. However, if Tenant utilizes more than its proportionate share of the Common Area, for parking or other purposes, or more than a normal amount of any utility service, then Landlord may equitably increase Tenant's percentage share of costs associated with those items to account for such additional usage. Tenant's percentage share of property taxes may also be equitably adjusted by Landlord to take account of any disproportionate tax burden imposed by special improvements or valuations relating to other portions of the Building or to other buildings on the tax parcel, which adjustment may raise or lower Tenant's percentage share; valuation data contained on the tax assessor's worksheets, if available, shall conclusively determine the manner in which any equitable adjustment is to be made.

        8.5. Payment. At Landlord's election, Tenant shall pay its percentage share of such costs to Landlord either (i) when incurred, on the basis on Landlord's periodic billing, or (ii) monthly in advance, on the first day of each calendar month, and the monthly amount shall be determined by Landlord's then-current estimate of the average monthly costs. If periodic billings are utilized, Tenant's payment shall be due ten days after the billing date. Landlord's initial estimate of the average monthly cost may be stated in the Lease Summary. Periodically, but not less frequently than annually, Landlord will provide Tenant with an accounting of all such costs for the preceding period, and an appropriate sum will be credited or debited against Tenant's next monthly rental payment so as to equalize Tenant's actual payments and Tenant's actual share of costs for the period. Landlord may revise its monthly cost estimate, and provide Tenant with an accounting for the previous period, at any time during the lease term. If the lease term includes only a portion of a taxing or insured period, then Tenant shall pay a pro rata portion of the total property taxes or insurance premiums, based upon the number of days in the lease term that are included in the taxing or insured period; however, Tenant shall pay the entire amount of any property tax, for the tax year in which this Lease terminates (or for the succeeding tax year if this Lease terminates after the lien date for that tax year), levied on or attributable to improvements or property that is to be removed from the Premises by Tenant prior to or at the end of the lease term. If the Lease terminates before the property taxes for the then-current fiscal year are known, the amount of the tax shall be reasonably estimated on the basis of the best available information on current assessments and tax rates or, if no such information is available, shall be projected at the same rate as was imposed for the last previous taxing period, plus 28%. SEE EXHIBIT C.

    9. Alterations.

        9.1. Tenant Work. Tenant shall make no alteration, addition, or utility installation ("Changes") on or to the Premises without Landlord's prior written consent. In making approved Changes, Tenant shall comply with all applicable building code requirements. Unless Landlord has specifically waived this provision in writing prior to the Installation of Changes, such Changes (i) shall be removed from the Premises, and all damage resulting from such removal repaired by Tenant , prior to the end of the lease term, or (ii) shall remain on the Premises at the end of the lease term and become the property of Landlord, at Landlord's election. If Landlord does not notify Tenant, at least three months prior to the end of the lease term, of its election to have Changes remain on the Premises, then Landlord shall thereby have elected to require Tenant to remove such Changes. In making all Changes, Tenant shall hold Landlord harmless from mechanics' liens and all other liability resulting therefrom. SEE EXHIBIT C.

        9.2. Landlord Work and Entry. Upon execution of this Lease, or at such later time as is feasible and consistent with the terms hereof, Landlord shall commence construction of any improvements depicted or described as Landlord work on an Exhibit or Addendum to this Lease. Construction of such improvements shall be pursued to completion with reasonable diligence, subject to delays for reasons beyond Landlord's reasonable control ("Unexpected Events"). Unexpected events include, for example, labor difficulties, inclement weather, rationing or other governmental controls, and shortage of materials or services. All such improvements shall become part of the Premises and remain thereon at the termination of the Lease. Landlord may enter the Premises at any time for Inspection purposes, and may enter during normal business hours to show the Premises to prospective tenants in the last 180 days of the lease term. If it may be done without interfering with Tenant's business, Landlord may also enter the Premises during the last 60 days of the lease term to prepare the Premises for a subsequent tenant. SEE EXHIBIT C.

    10. Damage. If any structural portion of the Premises that Landlord is obligated to maintain is damaged or destroyed by any cause, if such damage is insured against, and if the insurance proceeds are available for rebuilding, then this Lease will not terminate and Landlord will cause such damage to be repaired with reasonable diligence, subject to delays in the disbursement of insurance proceeds and Unexpected Events. Landlord's obligation in this regard shall be enforceable by Tenant only if such damage interferes with Tenant's reasonable occupancy of the Premises. Tenant's rent will abate to the extent that the damage and repair period interfere with Tenant's use of the Premises. If the damage is not insured against, if the available insurance proceeds are insufficient for the repair, or if the damage occurs within the last six months of the lease term, Landlord may, at its option exercised by notice to Tenant within thirty days of the date that Landlord acquires knowledge of the damage, elect either to complete the repair at its expense, or to terminate this Lease as of the date of damage. If Landlord elects to repair, rent will abate in the manner described above; other than the obligation to repair stated above, Landlord shall have no liability to Tenant on account of the damage.
SEE EXHIBIT C.

    11. Condemnation. If there is a taking by eminent domain or a transfer under threat thereof (i) the entire Premises, or (ii) so much of the Premises, for the balance of the Lease term, as prevents the continued reasonable conduct of Tenant's business thereon, then this Lease shall terminate as of the date that possession of the condemned premises is delivered to the condemnor. No other such taking or transfer shall terminate this Lease. All condemnation proceeds shall be the property of Landlord, excepting only such portion thereof as is designated by the condemnor as compensation for Tenant's moving expenses, loss of Tenant's goodwill, or for Tenant's trade fixtures. SEE EXHIBIT C.

    12. Liability.

        12.1. Insurance. Tenant shall, at its expense, maintain in force during the lease term a combined single limit policy of bodily injury and property damage insurance, having a liability limit of not less than One Million Dollars ($1,000,000), with contractual liability endorsement, insuring Landlord and Tenant against all liability arising out of the ownership, use, occupancy, or maintenance of the Premises and appurtenant areas. Such insurance shall be endorsed as primary and non-contributing, as to any policy carried by Landlord. Tenant will deliver to Landlord a certificate evidencing such insurance and providing that the insurance will not be canceled except on at least 30 days notice to Landlord.

        12.2. Indemnity. Tenant shall indemnify Landlord and hold it harmless from all claims, demands, liabilities, and expenses, including attorney's fees, arising out of Tenant's use of the Premises or from any acts permitted by Tenant on the Premises, excluding claims or actions based upon Landlord's active negligence or willful misconduct.

        12.3. Waiver of Liability (No Subrogation). To the extent allowable by the applicable insurance policy without reduction of coverage, Landlord and Tenant hereby waive all rights of recovery against the other for loss or damage that is compensable by insurance then in force.

    13. Transfer.

        13.1. Transfer by Tenant. Tenant shall not assign, sublet, or otherwise transfer, or permit a transfer of, all or any portion of its interest in this Lease, the Premises, or of a controlling interest in any Tenant entity, without Landlord's prior written consent, which shall not be unreasonably withheld. No such consent shall relieve Tenant of any liability under this Lease, nor shall it constitute consent to any further transfer. As a condition of such consent, the transferee must assume all of Tenant's liabilities hereunder.

        13.2. Transfer by Landlord. The liability of Landlord hereunder shall exist only with respect to the period that Landlord is the owner of the Premises, but all of Landlord's obligations shall run with the land and be binding upon all subsequent owners thereof. Upon any transfer of Landlord's interest in the Premises, and notification thereof to Tenant, Landlord shall be relieved of all liability hereunder except such as may have accrued prior to the transfer.

    14. Default.

        14.1. Events. The occurrence of any of the following events shall constitute a material breach of this Lease and default by Tenant:

            14.1.1. Failure to pay rental within three days after Landlord's delivery to Tenant, in the manner described in Section 1162 of the California Code of Civil Procedure, of written notice of default;

            14.1.2. Failure by Tenant to perform any nonmonetary obligation under this Lease where such failure continues for more than thirty days or, if the failure cannot reasonably be cured within thirty days, for a period exceeding the time within which such failure could be cured with reasonable diligence; SEE EXHIBIT C.

            14.1.3. A general assignment by Tenant for the benefit of creditors; the filing of a petition by or against Tenant, seeking adjudication or reorganization under the Bankruptcy Code; the appointment of a receiver to take possession of, or a levy by way of attachment or execution upon, substantially all of Tenant's assets at the Premises;

            14.1.4. Tenant falsely stating its financial condition to Landlord, either before or after the execution of this Lease. SEE EXHIBIT C.

        14.2. Remedies. After any breach or default by Tenant, Landlord shall have all rights and remedies afforded by law, including but not limited to the following:

        14.2.1. If Tenant's right to possession is expressly terminated by, Landlord because of such breach, Landlord may recover from Tenant such damages as may be allowed under the laws of California, with interest at the rate specified in paragraph 17.1, including the worth at the time of the award of the amount by which the unpaid rent, for the balance of the term after the time of the award, exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided, as discounted to the then present value at a rate equal to one percent (1%) over the discount rate of the Federal Reserve Bank of San Francisco at the time of the award.

        14.2.2. Without terminating Tenant's right to possession, Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. For purposes of this provision, any reletting of the Premises for a term of less than the unexpired term of this Lease or any reletting of a portion of the Premises shall, at Landlord's option, be deemed to terminate the Tenant's right to possession only with respect to such portion of the unexpired term or such portion of the Premises as is the subject of such reletting.

    15. Subordination. At the option of the holder of any security interest encumbering the Premises, this Lease shall be either prior to, or subordinate to, the lien of such security interest, provided that subordination to a security interest created after execution of this Lease shall occur only if the security holder agrees that Tenant's occupancy of the Premises will not be disturbed by such security holder, or its successor in interest, so long as Tenant is not in default in the performance of its obligations hereunder.

    16. Tenant Statements.

        16.1. Offset. At the request of any prospective purchaser or encumbrancer of the Premises, and for the benefit of such person, Tenant will, from time to time as required, within ten days after notice from Landlord, execute a written statement certifying that, to the best of Tenant's knowledge,
(i) this Lease is then unmodified and is in effect, (ii) no rent other than that for the current month has been paid in advance, (iii) Landlord is not then in default in the performance of any of its obligations, or specifying the manner in which any of said matters is untrue. Tenant's failure to execute such written statement within the time required shall constitute an admission by Tenant, which may be relied upon by such person, that this Lease is then in effect without modification, that no advance rent has been paid, and that Landlord is not then in default. SEE EXHIBIT C.

        16.2. Occupancy Certificate. Upon accepting occupancy of the Premises, Tenant will, if required by any mortgagee or prospective mortgagee of the Premises, complete, execute, and deliver to Landlord a certificate reflecting Tenant's acceptance of the Premises, in such reasonable form as may be required by the mortgagee.

    17. General Provisions.

        17.1. Monetary Tenant when due shall thereafter bear interest at the rate of one and one-half percent (1 1/2%) per month, unless such rate exceeds the maximum rate that the parties may agree upon as permitted by law, in which case such maximum rate shall apply. No acceptance by Landlord of any monetary payment shall constitute a waiver by Landlord of any default by Tenant hereunder.


        17.2. Quite Enjoyment. So long as Tenant is not in default hereunder, Landlord warrants to Tenant the quiet possession of the Premises throughout the lease term, commencing upon Tenant's actual possession of the Premises, against all persons lawfully claiming possession thereof.

        17.3. Construction. The rent payable under this Lease has been determined in light of all other provisions hereof. Both parties have had equal opportunity to review this Lease and eliminate any ambiguities contained herein, and this Lease shall be fairly interpreted in accordance with its reasonable meaning, neither for nor against either party, neither of which is to be considered as having drafted this Lease. Captions are for convenience only and do not define or limit the provisions of this Lease.

        17.4. Notices. Any written notice required to be given to a party hereunder will be effective upon the earlier of (i) the date that it is delivered in the manner required by applicable law, or (ii) three days after mailing, if mailed by first class, certified United States mail, posted in California, and addressed to the party at its address stated in the Lease Summary, or, if no address is there stated, to Tenant at the Premises and to Landlord at its then current address for payment of rent.

        17.5. Entire Agreement. This Lease constitutes the entire agreement between the parties concerning the subject matter; neither party has made any representations or warranties to the other except as set forth herein.

        17.6. Attorney's Fees. In any suit commenced by Landlord to collect rent or recover possession of the Premises, the prevailing party shall be entitled to recover its attorney's fees from the other. SEE EXHIBIT C.

        17.7. Time. Time is of the essence in the performance of all obligations required by this Lease.

        17.8. Addendum. If an Addendum containing additional provisions is attached to this Lease, the provisions of that Addendum override the provisions of the Basic Lease to the extent they are inconsistent herewith.

        17.9. Counsel. If a party was represented by counsel in connection with the negotiation and execution of this Lease, that fact is indicated by party's
initials below Landlord's initials:      Tenant's Initials:


                          ADDENDUM (EXHIBIT C) FOLLOWS

                                    ADDENDUM


LANDLORD:      King & Lyons, a California Partnership

TENANT:        Coast Wholesale Music

PREMISES:      A 33,000 square foot portion of Building D located at 8648
               Thornton Avenue, Newark, California (see Exhibit A)

        19.0 Base Monthly Rental. The base monthly rent payable during the lease term is summarized as follows:

                       Months                 Rent
                       ------                 ----

                        1-5                    -0-
                        6-60                $10,979
                       61-120               $12,845

        The rent for month six of the lease term shall be payable by Tenant upon execution of this Lease.


                                 END OF ADDENDUM

                                                                       EXHIBIT C

                            SECOND ADDENDUM TO LEASE

        The following modifications/changes to the Basic Lease (Building D at 8648 Thornton Avenue, Newark, California) are hereby incorporated and made a part of the Basic Lease:

        18. Tenant's proper legal name is Kaman Music Corporation, Coast Wholesale Music Division.

            18.1. Section 3.2. is amended to read as follows:

                "3.2. Postponement. If, for any reason, Landlord is unable to deliver possession of the Premises to Tenant on or before August 1, 1990, the commencement of the lease term will be postponed and Landlord will grant Tenant a credit against future rental after the active commencement of the lease equal to one day's free rent for each day of delay, and the term shall begin on such date as Landlord is able to deliver possession. However, if Landlord is unable to deliver possession on or before September 1, 1990 Tenant shall have the right to terminate this lease without further liability or obligation and Landlord will refund all deposits paid by Tenant."

            18.2. Section 4.2 is deleted in its entirety.

            18.3. Section 5.2 is deleted in its entirety.

            18.4. Section 6.1 is amended to insert the word "unreasonably" before the word "interfere" appearing in the last line.

            18.5. Section 6.2 is amended to add the following as a second sentence: "In addition, Landlord will provide Tenant with undesignated but adequate parking space for at least fifteen (15) vehicles at all times."

            18.6. Section 7.3 is hereby amended to add the following sentence:
"In the event Tenant's obligations under this lease shall involve any expenditures in the nature of capital expenditures, Tenant's share of such expenditures shall be pro rated (i) in the same proportion as set forth in the Lease Summary and (ii) in the same proportion as the number of years remaining in the lease term bears to the useful life of the improvement. For example, if three (3) years remain in the lease term and Landlord incurs $10,000 in cost of painting the building and the average time between painting is seven (7) years, Tenant's share would be 10,000 x 10.0% = $1,007 x 3/7th = $431.57."

            18.7. Section 8.5 is hereby amended to add the following sentence:
"Tenant shall have the right to seek reimbursement for any taxes which it reasonably believes it has overpaid, and for this purpose, Landlord will cooperate with Tenant as Tenant may reasonably request."

            18.8. Section 9.1 is hereby amended to delete subsection (ii) through the end of Section 9.1, except for the last sentence which can remain

                               ADDENDUM TO LEASE
                                    (cont'd)

and the deleted portion should be replaced with the following: "...if Tenant elects not to so remove such Changes or if Landlord does not notify Tenant at least three (3) months prior to the end of the Lease Term of its election to have such Changes removed, such Changes shall remain on the premises and become the property of the Landlord." In addition, the following should be added to the first sentence of Section 9.1: "...except non-structural changes not exceeding $5,000 in costs."

            18.9. Section 9.2 is hereby amended to delete the last sentence; change 180 days to 90 days in the second to the last sentence; and add the words "during normal business hours" also appearing in the second to the last sentence.

            18.10. Section 10 is hereby amended to add the following sentence:
"Notwithstanding anything herein to the contrary, in the event such damage cannot be, or is not in fact, repaired within one hundred twenty (120) days of the written notification to Landlord of such damage, Tenant may terminate this Lease without cause or further liability upon the giving of written notice to Landlord."

            18.11. Section 11 is hereby amended as follows: at the end of the first sentence, the words "possession of the condemned premises is delivered to the condemnor" is hereby deleted and replaced with the following "...Tenant's occupancy ends as a result thereof."

            18.12. Section 14.1.2. is hereby amended by adding the word "material" before "nonmonetary" and by adding a requirement for written notice after the reference to thirty days.

            18.13. Section 14.1.4. is hereby amended by replacing the word "stating" with the following "and materially misstating".

            18.14. Section 14.2.3. is hereby deleted.

            18.15. In Section 16.1., the reference to notice in the first sentence is hereby changed to read "written notice."

            18.16. Section 17.6. is hereby amended to delete the words "Landlord to collect rent or recover possession of the Premises" and replace such words with the following: "either party to enforce its rights hereunder".



                               END OF BASIC LEASE




Landlord's Initials                                  Tenant's Initials
                    ----                                               ----

                                   Exhibit A


                     [Map indicating location of building]

                                   Exhibit I



                           [Floor plan of Building D]

                                   Exhibit I




                           [Floor plan of Building D]